UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 14, 2026

Commission File Number	Exact Name of Each Registrant as specified in its charter; State of Incorporation; Address; and Telephone Number			IRS Employer Identification No.
1-8962	PINNACLE WEST CAPITAL CORPORATION			86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 14, 2026, at the Annual Meeting of Shareholders (the “Annual Meeting”) of Pinnacle West Capital Corporation (the “Company”) the shareholders voted on three proposals. The final voting results are as follows:
Proposal 1. The shareholders elected the ten directors nominated for one-year terms that will expire at the 2027 Annual Meeting. The voting results are set forth below:

	FOR	WITHHELD	BROKER NON-VOTE
Glynis A. Bryan	95,980,735	5,797,567	8,715,982
Ronald Butler, Jr.	100,311,768	1,466,534	8,715,982
Gonzalo A. de la Melena, Jr.	101,017,705	760,597	8,715,982
Carol S. Eicher	101,082,932	695,370	8,715,982
Susan T. Flanagan	101,130,922	647,380	8,715,982
Theodore N. Geisler	99,949,964	1,828,338	8,715,982
Paula J. Sims	100,227,092	1,551,210	8,715,982
William H. Spence	99,571,841	2,206,461	8,715,982
Kristine L. Svinicki	101,120,407	657,895	8,715,982
James E. Trevathan, Jr.	100,555,351	1,222,951	8,715,982

Proposal 2. The shareholders approved an advisory vote on executive compensation. The voting results are set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
98,755,016	2,750,428	272,858	8,715,982

Proposal 3. The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent accountant for the year ending December 31, 2026. The voting results are set forth below:

FOR	AGAINST	ABSTENTIONS
107,509,825	2,819,186	165,273

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: May 18, 2026	/s/ Shirley A. Baum
Shirley A. Baum
Senior Vice President, General Counsel and Corporate Secretary